UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2014 (January 24, 2014)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2014 (the “Effective Date”), EM Columbus II, LLC (the “Company”) and Glimcher Properties Limited Partnership (“GPLP”), each an affiliate of Glimcher Realty Trust (the “Registrant”), executed an Agreement Regarding Loan (the “Agreement”) with U.S. Bank National Association, a National Banking Association organized and existing under the laws of the United States of America, not in its individual capacity but solely in its capacity as Trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C1 (the “Trustee”). Under the Agreement, the Trustee and the Company will jointly market Eastland Mall, an enclosed regional shopping center located in Columbus, Ohio, together with an additional contiguous parcel (each, together, the “Property”) for sale during a six (6) month period that commences on the Effective Date (the “Marketing Period”). The Property is subject to a securitized mortgage loan for which the Trustee is currently the securitization trustee and the Company is the mortgagor. Execution of the loan was reported to the Securities and Exchange Commission on a Form 8-K filed on November 21, 2006. In the event a sale of the Property to an unaffiliated third party buyer (a “Buyer”) cannot be consummated during the Marketing Period, the Agreement requires the Trustee to take title to the Property through a deed in lieu of foreclosure so long as the Company is not in default and there are no environmental conditions at the Property that would prevent Trustee from taking title pursuant to the documentation regarding the securitization of the underlying mortgage loan. Under the Agreement, if Trustee acquires title to the Property through a deed in lieu of foreclosure, it will issue to the Company a full release of the mortgage lien currently encumbering the Property.

Furthermore, under the Agreement, GPLP and its affiliate, Glimcher Development Corporation (each, together, the “Manager”), will continue to provide management services to the Property during the Marketing Period and, at the request of the Trustee, the Manager shall continue after the Marketing Period to manage the Property on behalf of the Trustee, but not a Buyer, for six months following the date on which the Trustee takes title to the Property as described above. Other than the transactions described herein, neither Trustee nor any of its affiliates has any other material relationship with the Company. However, Trustee does serve as securitization trustee for other securitized commercial mortgage loans that relate to other properties owned directly and indirectly by GPLP or certain of its affiliates. Additionally, U.S. Bank National Association is a participating lender under GPLP’s corporate credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: January 30, 2014	/s/George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel & Secretary